EXHIBIT 99.1
News
For Immediate Release	Contact: Cindi Buckwalter
January 24, 2018	(212) 878-1831

MINERALS TECHNOLOGIES INC. DECLARES QUARTERLY DIVIDEND
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NEW YORK, January 24— Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company's common stock. The dividend is payable on March 8, 2018 to stockholders of record on February 16, 2018.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a resource- and technology-based growth company that develops, produces and markets worldwide a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, foundry, steel, construction, environmental, energy, polymer and consumer products industries. The company reported sales of $1.638 billion in 2016. For further information, please visit our website at www.mineralstech.com. (MTI-D)

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